EXHIBIT 10.9

Execution Copy

October 31, 2018

Royal Bank of Canada, as Administrative Agent
20 King Street, 4th Floor
Toronto, Ontario, M5H 1C4
Attn: Agency Services

Re: Request for Corrective Amendment
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement dated as of October 5, 2018 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”), by and among Northern Oil and Gas, Inc., a Delaware corporation (the “Borrower”), each of the financial institutions from time to time party thereto as lenders (the “Lenders”), Royal Bank of Canada, as administrative agent (in such capacity, the “Administrative Agent”), and the other parties thereto from time to time. Unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.

Section 9.04(a)(iii) of the Credit Agreement provides that “so long as, both before and immediately after giving effect thereto, each of the RP/Investment Conditions is satisfied, the Borrower may declare and pay dividends or distributions, in each case in cash, ratably with respect to its Equity Interests.” The Borrower maintains, however, that the parties intended to permit redemptions of Equity Interests in the Credit Parties, and that the language referenced above mistakenly did not include an express reference to other types of Restricted Payments.

Thus, in accordance with Section 12.02(b) of the Credit Agreement, the Borrower has requested that the Administrative Agent and the Borrower execute this letter (this “Letter”) to amend Section 9.04(a)(iii) of the Credit Agreement in order to cure the error resulting from the inclusion of the language referenced above.

Accordingly, the Administrative Agent has agreed to grant the requested amendment and correction in accordance with the following terms of this Letter:

1. Corrective Amendment. Subject to and upon the terms and conditions set forth herein, the Administrative Agent and the Borrower each hereby agrees that Section 9.04(a)(iii) of the Credit Agreement is hereby corrected to read as follows:
(iii) so long as, both before and immediately after giving effect thereto, each of the RP/Investment Conditions is satisfied, the Borrower may declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, in each case in cash, and with respect to dividends and distributions, ratably with respect to its Equity Interests;

provided that the foregoing amendment (i) shall not be effective until the expiration of 2 Business Days after a copy of this Letter is posted to the electronic platform or otherwise delivered to the Lenders, and (ii) shall be of no further force or effect if Lenders constituting the Majority Lenders object in writing to the Amendment prior to the expiration of such 2 Business Day period.

2. Limitations. Except for the Amendment, nothing contained herein shall be deemed a consent to or waiver of any other action or inaction of the Borrower or any other Credit Party that constitutes a violation of any provision of the Credit Agreement or any other Loan Document, or which results in a Default or Event of Default under the Credit Agreement or any other Loan Document. The Administrative Agent shall not be obligated to grant any future consents or amendments with respect to the Credit Agreement or any other Loan Document (including, without limitation, any future corrective amendments in accordance with Section 12.02(b) of the Credit Agreement). No failure or delay on the part of the Administrative Agent to exercise any right or remedy under the Credit Agreement, any other Loan Document or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative.

3. Miscellaneous.

a. The Borrower shall pay on written demand all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Letter, including without limitation the reasonable and documented fees, charges and disbursements of the Administrative Agent’s legal counsel.
b. This Letter constitutes a “Loan Document” under and as defined in the Credit Agreement.
c. This Letter may be executed in counterparts, and all parties need not execute the same counterpart. Facsimiles and electronic (i.e. “pdf” or “tif”) signature pages shall be effective as originals.
d. THIS LETTER REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Please evidence your acknowledgment of and agreement to each of the terms and conditions set forth herein by executing this Letter in the space indicated below and returning a fully executed counterpart of this Letter to the Borrower.

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Regards, NORTHERN OIL AND GAS, INC. By /s/ Nick O'Grady Nick O'Grady Chief Financial Officer

Signature Page to Corrective Amendment
Northern Oil and Gas, Inc.

ACKNOWLEDGED AND AGREED: ROYAL BANK OF CANADA, as Administrative Agent By /s/ Rodica Dutka Rodica Dutka Manager, Agency Services Group

Signature Page to Corrective Amendment
Northern Oil and Gas, Inc.